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                                                                   EXHIBIT 23.9

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of Wyndham Hotel Corporation and Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company (File No. 333-28085 and 333-28085-01) of our report dated January 15, 1996, on our audit of the financial statements of Certain of the Initial Hotels.

                                          /s/ COOPERS & LYBRAND L.L.P.

Fort Lauderdale, Florida
December 8, 1997